Confidential Materials omitted and filed separately with the

Securities and Exchange Commission. Asterisks denote omissions.

Exhibit 10.1

AMENDMENT NO. 2 TO

RESEARCH COLLABORATION AND LICENSE AGREEMENT

This Amendment No. 2 to the Research Collaboration and License Agreement (the “Amendment #2”), effective as of January 15, 2009, modifies certain provisions of the Research Collaboration and License Agreement, entered into as of November 24, 2004, as amended by Amendment No. 1 dated March 26, 2007 (the “Agreement”), between Achillion Pharmaceuticals, Inc., 300 George Street, New Haven, Connecticut 06511 (“Achillion”), and Gilead Sciences, Inc., 333 Lakeside Drive, Foster City, California 94404 (“Gilead”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

In accordance with Section 12.12 of the Agreement, Gilead and Achillion hereby modify the Agreement as follows:

1. Amendment of Exhibit 1.2. Section (iii) of the Compound definition set forth in Exhibit 1.2 is hereby amended and restated in its entirety to read as follows:

“(iii) any [**] prior to the end of the term of the Agreement, [**]. For purposes of clarification of this clause (iii), “Compounds” included in this clause (iii) [**]

2. No Other Amendment. Except as expressly set forth herein, the amendment provided herein shall not, by implication or otherwise, limit, constitute a waiver of, or otherwise affect the rights and remedies of Gilead or Achillion under the Agreement, nor shall it constitute a waiver of any default, nor shall it alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Agreement. The amendment provided herein shall apply and be effective only with respect to the provision of the Agreement specifically referred by this Amendment #2.

3. Governing Law. This Amendment #2 shall be governed and construed in accordance with the laws of the State of New York, except for any of its choice of law rules that would require the application of the laws of another jurisdiction.

4. Counterparts. This Amendment #2 may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment #2 as of the date first above written.

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Michael Kishbauch
	Name:	Michael Kishbauch
	Title:	President and CEO

GILEAD SCIENCES, INC.

By:	/s/ John F. Milligan, Ph.D.
	Name:	John F. Milligan, Ph.D.
	Title:	President and COO